                                                                   EXHIBIT  23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Sanders Morris Harris Group Inc.:

We consent to the use of our report dated March 11, 2002, with respect to the consolidated balance sheet of Sanders Morris Harris Group Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, incorporated herein by reference.


                                            /s/ KPMG LLP
                                                KPMG LLP


Houston, Texas
September 13, 2002